Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (No. 333-190535) on Form S-3 of our report dated June 29, 2016, relating to the consolidated financial statements of Skout, Inc. and Subsidiary as of December 31, 2015 and 2014 and for the years then ended, included in MeetMe, Inc.’s Current Report on Form 8-K/A dated December 14, 2016.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Baker Tilly Virchow Krause, LLP

Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania

March 10, 2017